EXHIBIT 99.1

News Release dated May 28, 2014

New Western Energy Corp., Establishes New Western Operating LLC As Its Own Operator on Its Existing 9 Kansas Leases

IRVINE, Calif., May 28, 2014 (GLOBE NEWSWIRE) -- New Western Energy Corp. (OTCQB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America today announced it has established New Western Operating LLC, a wholly-owned subsidiary, which enables New Western Energy to become its own operator of all of its 9 Kansas leases, including its B&W Ranch, Fields, Smith, Rinck, Farwell, Landers and Volunteer leases in Chautauqua and Wilson Counties, comprising 4740 acres.

“Establishing our own operating company allows us to lower and better control our costs and streamline our operations in Kansas as we further develop our producing oil and gas leases in the area,” said Javan Khazali, President and CEO of New Western Energy Corporation. “We are pleased to continue our efforts to drive our strategic vision through prudent management and execution,” he added.

About New Western Energy Corporation

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 1140 Spectrum, Irvine, CA 92618.

Company Contact:

Javan Khazali (949) 435-0977

info@newwesternenergy.com

Investor Relations Contact:

Scott Gordon, President

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

516 222 2560

scottg@corprominence.com

www.corprominence.com